Exhibit 99.1

Criteo to Acquire HookLogic - Strengthening its Performance Marketing Platform

•	Acquisition of HookLogic will expand Criteo’s business to brand manufacturers

New York – October 4, 2016 – Criteo (NASDAQ: CRTO), the performance marketing technology company, today announced it has signed a definitive agreement to acquire HookLogic.  The acquisition of HookLogic and its leading advertising exchange for brands will strengthen Criteo’s performance marketing platform.

“With HookLogic’s acquisition, Criteo is adding a complementary performance marketing solution to its portfolio, focusing on delivering more value to brand manufacturers and retailers alike,” said Eric Eichmann, CEO Criteo. “We are excited to help develop the HookLogic platform with our own sophisticated technology and to bring their solution to marketers across the globe.  Jon and his team at HookLogic are some of the best minds in performance advertising and we are thrilled to welcome them to the Criteo family.”

HookLogics’s performance marketing exchange connects many of the world’s largest retail e-commerce sites with consumer brand manufacturers who vie for virtual shelf-space via sponsored product ads.  Retailers earn revenue by monetizing their site traffic via these Cost-per-Click (CPC) based native ads. Unlike traditional advertising tactics, HookLogic’s ads link manufacturer marketing spend directly to retail sales.

“We are thrilled to join the Criteo team, who share our passion for transparent, accountable, and relevant marketing.” states Jonathan Opdyke, CEO HookLogic. “Criteo’s global scale, extensive client base, unmatched technology and team provide a tremendous opportunity to rapidly accelerate HookLogic’s business and expand performance marketing solutions for our clients.”

Criteo will integrate its sophisticated technology for predictive bidding and product recommendations into HookLogic’s products, bringing increased campaign performance to brand manufacturers and enabling retailers to further monetize their site traffic via the HookLogic Exchange.

HookLogic was founded in 2004 and is headquartered in New York, USA.  HookLogic’s solutions will be maintained upon close of the deal ensuring continuity of its offering.  The transaction remains subject to customary conditions and is expected to close in the 4th quarter of Criteo’s fiscal year, as described in Criteo’s filings with the U.S. Securities and Exchange Commission.

Eric Eichmann, CEO Criteo, and Benoit Fouilland, CFO Criteo, will host a conference call on the HookLogic acquisition today, October 4, 2016, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company’s website http://ir.criteo.com and will be available for replay.

Conference Call Information
Conference call details:
•	U.S. callers:	+1 855 209 8212
•	International callers:	+1 412 317 0788 or +33 1 76 74 05 02
Please ask to be joined into the “Criteo S.A.” call.

For further information please visit – www.criteo.com
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About HookLogic
HookLogic, the pioneer of performance marketing for brands, partners with the world’s leading retailers and online travel agencies to accelerate sales for product brands and hotels. Advertisers use the platform to reach in-market shoppers, drive traffic to products, and attribute resulting sales. Network partners and advertisers include Walmart, Tesco, Target, Asda, Best Buy, Macy’s, Expedia, Hasbro, Intel, LG, L’Oreal, Mondelez, Philips, Microsoft and Marriott. HookLogic is headquartered in New York, with offices in Ann Arbor, Mich.; Santa Monica, Calif.; London, Paris, São Paulo, Toronto and the Netherlands. For more information, please visit www.hooklogic.com or call (646) 467-8200.

For more information, please visit www.hooklogic.com.

About Criteo

Criteo (NASDAQ: CRTO) delivers personalized performance marketing at an extensive scale. Measuring return on post-click sales, Criteo makes ROI transparent and easy to measure. Criteo has over 2,000 employees in 31 offices across the Americas, EMEA and Asia-Pacific, serving 12,000 advertisers worldwide and with direct relationships with 17,000 publishers.

For more information, please visit www.criteo.com.

Special Note

Statements that relate to future results and events are forward-looking statements based on Criteo’s current expectations.  Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors.  Risks, uncertainties and assumptions include the possibility that projected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that Criteo is unable to successfully implement the plans, strategies and objectives of management for future operations, including the execution of integration strategies; and other risks that are described in Criteo’s Securities and Exchange Commission reports.  Criteo undertakes no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Emma Ferns	Edouard Lassalle
Global Public Relations Director	Head of Investor Relations
e.ferns@criteo.com	e.lassalle@criteo.com